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                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Telecom Wireless Corporation on Form SB-2 of our report dated May 26, 1999 on the financial statements of Sys-Group, Inc. d/b/a/ Prentice Technologies, Inc., appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                       /s/ Ehrhrardt Keefe Steiner & Hottman PC

                                       Ehrhrardt Keefe Steiner & Hottman PC

Denver, Colorado
November 24, 1999